UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report: April 29, 2010
(Date of earliest event reported)

E*TRADE Financial Corporation

(Exact name of Registrant as Specified in its Charter)

Delaware	1-11921	94-2844166
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

135 East 57th Street, New York, New York 10022
(Address of Principal Executive Offices and Zip Code)

(646) 521-4300
(Registrant’s Telephone Number, including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On April 29, 2010, E*TRADE Financial Corporation (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) by and among the Company, Citadel Equity Fund Ltd. and Wingate Capital Ltd., as selling stockholders (the “Selling Stockholders”), and Merrill Lynch, Pierce Fenner & Smith Incorporated, Sandler O’Neill & Partners, L.P. and Citadel Securities LLC, as representatives of the underwriters named therein (the “Underwriters”), in connection with the offering by the Selling Stockholders of 172,000,000 shares of the Company’s common stock (the “Offering”).  Under the terms of the Underwriting Agreement, the Selling Stockholders have granted the Underwriters a 30-day option to purchase up to 25,800,000 additional shares to cover overallotments, if any.  The Company will not receive any proceeds from the Offering.

The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement dated April 29, 2010 among E*TRADE Financial Corporation, Citadel Equity Fund Ltd. and Wingate Capital Ltd., as selling stockholders, and Merrill Lynch, Pierce Fenner & Smith Incorporated, Sandler O’Neill & Partners, L.P. and Citadel Securities LLC, as representatives of the underwriters named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E*TRADE FINANCIAL CORPORATION

Date:	May 3, 2010	By:	/s/ Karl A. Roessner
			Name:	Karl A. Roessner
			Title:	Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.1
Underwriting Agreement dated April 29, 2010 among E*TRADE Financial Corporation, Citadel Equity Fund Ltd. and Wingate Capital Ltd., as selling stockholders, and Merrill Lynch, Pierce Fenner & Smith Incorporated, Sandler O’Neill & Partners, L.P. and Citadel Securities LLC, as representatives of the underwriters named therein.